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                                                                   Exhibit 10.16
                              EMPLOYMENT AGREEMENT


     AGREEMENT made as of this 20th day of September, 1999, by and between Patrick H. Kareiva, a person residing at 21 Albion Road, Wellesley Hills, Massachusetts 02481 (the "Employee") and Workgroup Technology Corporation, a Delaware corporation with its principal place of business at 91 Hartwell Avenue, Lexington, MA 02421 (the "Company").

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

     1. Position and Responsibilities.  During the term of this Agreement, the
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Employee agrees to serve as the President and Chief Executive Officer of the
Company. The Employee shall at all times report to, and his activities shall at all times be subject to the direction and control of the Board of Directors of the Company, and the Employee shall exercise such powers and comply with and perform, faithfully and to the best of his ability, such directions and duties in relation to the business and affairs of the Company as may from time to time be vested in or requested of him. During the period of Employee's employment by the Company, Employee shall devote substantially all of his time and best efforts to the business of the Company. If Employee shall be elected to other offices of the Company or any of its affiliates, he shall serve in such positions without further compensation than provided for in this Agreement.

     2. Compensation: Salary, Bonuses and Other Benefits.  During the term of
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this Agreement, the Company shall pay the Employee the following compensation:

    (A) Salary. In consideration of the services to be rendered by the Employee
        ------
   to the Company, the Company shall pay to the Employee a monthly salary of Twenty-Eight Thousand Dollars ($28,000.00) (the Employee's "base rate") during the term of this Agreement. Such salary shall be payable in conformity with the Company's customary practices for executive compensation, as such practices shall be established or modified from time to time.

     (B) Fringe Benefits. The Employee will not be entitled to any health,
         ---------------
   welfare or other benefits from the Company. However, the Company will allow the Employee to participate in benefit plans if: (a) it is mandated by law;
   (b) it is mandated by master contract; or (c) if it is of no material cost to the Company. If the Employee does participate in any benefits or plans, he shall participate on the same general basis and subject to the same rules and regulations as other Company employees and as such benefits or plans may be modified or amended from time to time.

     (C) Expenses. The Company shall pay or reimburse the Employee for all
         --------
   reasonable business expenses incurred or paid by the Employee in the performance of his duties and responsibilities hereunder in accordance with the expense policies of the Company as they may be established or modified from time to time.
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     (D) Vacation. During the term hereof, the Employee shall be entitled to
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   four (4) weeks of vacation per fiscal year to be earned at the rate of one week for each fiscal quarter during which Employee is an employee in good standing on the first day of such fiscal quarter. Vacation will be taken at such times and intervals as shall be agreed to by the Company and the Employee in their reasonable discretion.

     (E) Bonus. The Employee shall also be eligible to receive a bonus upon the
         -----
   termination of his employment or upon the occurrence of a Liquidity Event (as hereinafter defined), subject to the terms set forth below:

       1) If Employee's employment is terminated by the Company (a) other than "for cause" pursuant to Section 4(D) or (b) by delivery of a notice of non-renewal pursuant to Section 3, he shall be entitled to receive on the effective date of his termination a bonus of Fifty Thousand Dollars ($50,000.00); in addition, if Employee is so terminated after a letter of intent has been executed with respect to a transaction which would, if effected, result in a Liquidity Event, and such transaction closes within 180 days of Employee's termination date, Employee shall, upon the closing of such transaction, be entitled to a bonus calculated in accordance with
     Section 2(E)2 below (reduced by the initial $50,000 bonus payment).

       2) If a Liquidity Event occurs while Employee remains employed by the Company, the Employee shall be entitled to a bonus equal to the greater of
     (a) $50,000, or (b) an amount equal to the appreciation in value, if any, of 200,000 shares of Common Stock of the Company from $1.25 per share (the market value per share on September 20, 1999) to their market or other realized price on the effective date of the Liquidity Event. Payment of such bonus will be made within five (5) business days of the effective date of the Liquidity Event.

       3) No bonus shall be payable to Employee if (i) Employee's employment is terminated "for cause" (as defined in Section 4(C) of this Agreement); (ii) Employee resigns; or (iii) Employee delivers a notice of non-renewal pursuant to Section 3 hereof.

     (F) All payments in this Section 2 shall be subject to all applicable federal, state and local withholding, payroll and other taxes.

      3. Term. Subject to the earlier termination as hereafter provided in
         ----
Section 4, the term of this Agreement shall commence on September 20, 1999 and shall continue until March 31, 2000 (the "Initial Term"), provided, however, the
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Employee's employment under this Agreement shall be automatically renewed thereafter for successive one (1) month terms unless ten (10) calendar days prior to the expiration of the Initial Term or any renewal term, either party shall give written notice of non-renewal to the other.

     4. Termination. The Employee's employment under this Agreement may be
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terminated as follows:
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                                      -3-

     (A) By Expiration of the Agreement:  If this Agreement expires as set forth
         ------------------------------
   in Section 3 hereof, the Employee shall be entitled to no further payments, severance or other benefits after the expiration date of the Agreement except as required by law and except for, in the event the Company has delivered a notice of non-renewal pursuant to Section 3, the bonus set forth in Section 2(E)1.

     (B) At the Employee's Option. The Employee may terminate his employment
         ------------------------
   hereunder at any time during the Initial Term of this Agreement by giving at least thirty (30) calendar days' advance written notice to the Company. In the event of such a termination at the Employee's option, the Company may accelerate Employee's departure date and shall have no obligation to pay Employee after his actual departure date. In the event of such a termination at the Employee's option, the Employee shall be entitled to no further payments, severance or other benefits after the effective date of his termination, except as otherwise required by law.

     (C) At the election of the Company for Cause. The Company may, immediately
         ----------------------------------------
   and unilaterally, terminate the Employee's employment hereunder "for cause" at any time during the term of this Agreement by providing Employee written notice of termination "for cause." Termination of the Employee's employment by the Company shall constitute a termination "for cause" under this Section 4(C) if such termination is for one or more of the following causes:

      (i) the willful failure or refusal of the Employee to render services to the Company in accordance with the duties of Chief Executive Officer;

      (ii) the commission by the Employee of an act of fraud or embezzlement;

      (iii) the commission of illegal activity by the Employee; or

      (iv) the Employee's breach of the terms of this Agreement.

     In the event of a termination "for cause" pursuant to the provisions of clauses (i) through (iv) above, inclusive, the Employee shall be entitled to no further payments, severance or other benefits except as otherwise required by law.

     (D) At the Election of the Company for Reasons Other than for Cause. The
         ---------------------------------------------------------------
   Company may terminate the Employee's employment hereunder at any time during the Initial Term of this Agreement without cause by giving thirty (30) calendar days' advance written notice to the Employee of the Company's election to terminate. At the Company's sole option, the Company may give Employee thirty (30) days pay in lieu of such notice. During such thirty
   (30) day period, the Employee will be available on a full-time basis for the benefit of the Company to assist the Company in making the transition to a successor officer of the Company. In the event of the Company's termination of Employee under this Section 4(D), the Employee shall be entitled to no further payments, severance or other benefits after the
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                                      -4-

   effective date of his termination, except for the bonus set forth in Section 2(E)1 and as otherwise required by law.

     (E) Liquidity Event. In the event of a Liquidity Event the Employee's
         ---------------
   employment hereunder shall automatically terminate upon the effective date of the Liquidity Event, except in the case of the sale of all or substantially all of the assets of the Company, in which case Employee's employment shall terminate thirty (30) calendar days after the closing of such sale. For the purposes of this Agreement, "Liquidity Event" means (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation of the Company with or into any other corporation, unless the Company is the surviving entity and the shareholders of the Company immediately prior to such event continue to own a majority of the outstanding shares of the Company after such event; or (iii) the transfer, in a single transaction or a series of related transactions, of a majority of the outstanding shares of the Company. Upon termination of Employee's employment in connection with a Liquidity Event, the Employee shall be entitled to no further payments, severance or other benefits, except for the bonus set forth in Section 2(E)2 and as otherwise required by law.

     5. Survival of Certain Provisions. Provisions of this Agreement shall
        ------------------------------
survive any termination of employment of this Agreement if so provided herein or if necessary or desirable to fully accomplish the purposes of such provision. Without limiting the foregoing, the obligations of the parties under Sections 6 and 7 hereof expressly survive any termination of employment or termination of this Agreement.

     6. Confidentiality. Employee shall not at any time during or within three
        ---------------
years after the termination of his employment, reveal to any person or entity any trade secrets or confidential information of the Company or any trade secrets or confidential information of any third parties which the Company is under an obligation to keep confidential, except to employees of the Company who need to know such information for the purposes of their employment and except as may be required in the course of performing his duties for the Company and except as may be required by governmental investigations or in connection with litigation proceedings. Confidential information includes, but is not limited to, research and development activities, product designs, prototypes and technical specifications, show how and know how, marketing plans and strategies, pricing and costing policies, customer and suppliers lists and accounts, nonpublic financial information, systems, processes, software programs, works of authorship, inventions, projects, plans and proposals, but shall not include any information (a) of which the Employee presently has knowledge and of which he did not learn through his contact with the Company prior to the date hereof; (b) which is subsequently designated as non-confidential or is treated as non-confidential by the Company; (c) which is presently publicly available or a matter of public knowledge generally; or (d) which is lawfully received by Employee from a third party who is or was not bound in any confidential relationship to the Company. The Employee shall keep secret all matters entrusted to him and shall not use or attempt to use any confidential information except as may be required in the course of performing his duties for the Company.
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     7. Indemnification. The Employee shall be entitled to indemnification in
        ---------------
accordance with the provisions of Article TENTH of the Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof. The Company represents to Employee that attached hereto as Exhibit A is a true
                                                           ---------
copy of said Article TENTH, as in effect on the date hereof. The Company shall not amend the provisions of said Article TENTH without the consent of the Employee. During the period of Employee's employment with the Company, the Company will maintain its existing directors and officers insurance policy, with its current $5 million policy limits, for the benefit of the Employee. The Employee shall also be entitled to all other additional rights of indemnification and exculpation, if any, as may be provided by law or by Company policy in his capacity as an officer and employee of the Company.

     8. Consent and Waiver by Third Parties. The Employee hereby represents and
        -----------------------------------
warrants that he has obtained all waivers and/or consents from third parties which are necessary to enable him to enjoy employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party. The Employee represents that he is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his obligations hereunder or prevent the full performance of his duties and obligations hereunder.

     9. Due Authorization. The Company represents to Employee that this
        -----------------
Agreement has been duly authorized by all necessary corporate action and that, upon execution of this Agreement by the Chairman of the Company, it will be a duly authorized, executed and delivered agreement of the Company, enforceable against it in accordance with its terms.

     10. Governing Law. This Agreement, the employment relationship contemplated
         -------------
herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to the principles of choice of law or conflicts of laws of such Commonwealth and this Agreement shall be deemed to be performable in Massachusetts. Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) shall be commenced or maintained in any state or federal court located in Massachusetts, and Employee and Company hereby submit to the jurisdiction and venue of any such court.

     11. Severability. In case any one or more of the provisions contained in
         ------------
this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed and reformed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.
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     12. Remedies Upon Breach: The Employee agrees that any breach of this
         --------------------
Agreement by him will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of Employee's obligations hereunder.

     13. Waivers and Modifications. This Agreement may be modified, and the
         -------------------------
rights, remedies and obligations contained in any provision hereof may be waived, only in accordance with this Section 13. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought. No modification or waiver by the Company shall be effective without the consent of the Chairman of the Board of Directors.

     14. Assignment. The Employee may not assign any of his rights or delegate
         ----------
any of his duties or obligations under this Agreement provided, however, that the rights of Employee hereunder shall inure to the benefit of his legal representatives and heirs in the event of his death or disability. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

     15. Entire Agreement. This Agreement constitutes the entire understanding
         ----------------
of the parties relating to the subject matter hereof and supersedes and cancels all agreements, written or oral, made prior to the date hereof between the Employee and the Company.

     16. Notices. All notices hereunder shall be in writing and shall be
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delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:

         If to the Company, to:  Workgroup Technology Corporation
                                 91 Hartwell Avenue
                                 Lexington, MA 02421
                                 Attention: James M. Carney, Chairman

         With a Copy to:         Andrew E. Taylor, Jr. Esq.
                                 Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                 Boston, MA  02110

         If to the Employee, to: Patrick H. Kareiva
                                 21 Albion Road
                                 Wellesley Hills, Massachusetts 02481
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     17. Counterparts. This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     18. Section Headings. The descriptive section headings herein have been
          ----------------
inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.

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     IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement effective as of the date first above written.


                                    WORKGROUP TECHNOLOGY CORPORATION


                                    By:  /s/ James Carney
                                         ----------------
                                    Title:  Chairman


                                    /s/ Patrick H. Kareiva
                                    ----------------------
                                    Patrick H. Kareiva



MCNAMEE/8675.1A859873-1